ANAPTYSBIO, INC. AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Amended and Restated Employment Agreement (this “Agreement”) is made effective from May 8, 2023 (the “Effective Date”) by and among AnaptysBio, Inc. (the “Company”) and Eric Loumeau (“Executive”). The Company and Executive are hereinafter collectively referred to as the “Parties,” and individually referred to as a “Party.” This Agreement amends and restates in its entirety that certain Amended and Restated Employment Agreement between Executive and the Company dated April 25, 2022 (the “Prior Agreement”). RECITAL The Company desires to continue to employ Executive, and Executive is willing to accept such employment by Company, on the terms and subject to the conditions set forth in this Agreement. AGREEMENT In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows: 1. EMPLOYMENT. 1.1 Title. Effective as of the Effective Date, Executive’s position shall be Chief Legal Officer of the Company, subject to the terms and conditions set forth in this Agreement. 1.2 Term. The term of this Agreement shall begin on the Effective Date and shall continue until it is terminated pursuant to Section 4 herein (the “Term”). 1.3 Duties. Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and that are normally associated with the positions of the Chief Legal Officer of the Company. Executive shall also do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and that are normally associated with the positions of Secretary and Chief Compliance Officer of the Company. Executive shall report to the Chief Executive Officer. 1.4 Policies and Practices. The employment relationship between the Parties shall be governed by this Agreement and by the policies and practices established by the Company and/or the Company’s Board of Directors (the “Board”), or any designated committee thereof. In the event that the terms of this Agreement differ from or are in conflict with the Company’s policies or practices or the Company’s Employee Handbook, this Agreement shall control. 1.5 Location. Unless the Parties otherwise agree in writing, and except as provided in this Section 1.5, during the Term Executive shall perform the services Executive is required to perform pursuant to this Agreement at the Company’s offices in San Diego, California; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company’s business.

2 2. LOYALTY; NONCOMPETITION; NONSOLICITATION. 2.1 Loyalty. During Executive’s employment with the Company, Executive shall devote Executive’s full business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement. 2.2 Agreement not to Participate in Company’s Competitors. During Executive’s employment with the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business, or prospects, financial or otherwise, or in any company, person, or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates (as defined below). Ownership by Executive, in professionally managed funds over which Executive does not have control or discretion in investment decisions, or as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on a national securities exchange or in the over-the- counter market shall not constitute a breach of this Section. For purposes of this Agreement, “Affiliate,” means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity. 2.3 Covenant not to Compete. During Executive’s employment with the Company, Executive shall not engage in competition with the Company and/or any of its Affiliates in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, owner, co- owner, consultant, in any phase of the business of developing, manufacturing and marketing of products or services that directly compete with the products or services of the Company, except with the prior written consent of the CEO. Executive shall be entitled to request written consent of the CEO with respect to potential advisory and/or director opportunities presented to Executive by a third party, which Executive believes in good faith will not interfere or compete with the on-going business of the Company. 3. COMPENSATION OF EXECUTIVE. 3.1 Base Salary. The Company shall pay Executive a base salary at the annualized rate of $493,828.28 (the “Base Salary”), less payroll deductions and all required withholdings, payable in regular periodic installments in accordance with the Company’s normal payroll practices. The Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. 3.2 Discretionary Bonus. At the sole discretion of the Board and Chief Executive Officer, promptly following each calendar year of employment Executive shall be eligible to receive a discretionary cash bonus of up to 40% of Executive’s then-current Base Salary (the “Bonus”), based on Executive’s achievement relative to certain performance goals (“Performance Goals”) to be established by the Chief Executive Officer and/or the Board or the Compensation Committee of the Board (the “Committee”) in writing in a manner reasonably consistent with the Company’s priorities. The determination of whether Executive has met the Performance Goals for any given year, and if so, the amount of any Bonus that will be paid for such year (if any), shall be determined by the Board or the Committee and Chief Executive Officer in their sole and absolute discretion. In order to be eligible to earn or receive any Bonus, Executive must remain employed by the Company through and including the date of payment of such Bonus. For the first calendar year of Executive’s employment with the Company, the Bonus payable shall be pro-rated in accordance with the percentage of the calendar year that the Executive is an employee of the Company. 3.3 Expense Reimbursements. The Company will reimburse Executive for all reasonable business expenses Executive incurs in conducting his duties hereunder, pursuant to the

3 Company’s usual expense reimbursement policies; provided that Executive supplies the appropriate substantiation for such expenses no later than the end of the calendar month following the month in which such expenses were incurred by Executive. 3.4 Changes to Compensation. Executive’s compensation will be reviewed annually and may be changed from time to time in the Company’s sole discretion. 3.5 Employment Taxes. All of Executive’s compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company, as determined by the Company. 3.6 Benefits. Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan or arrangement that may be in effect from time to time and made available to the Company’s senior management employees. 3.7 Holidays and Vacation. Executive shall be eligible for paid holiday and vacation time in accordance with Company policy as in effect from time to time. 4. TERMINATION. 4.1 Termination by the Company. Executive’s employment with the Company is at will and may be terminated by the Company at any time and for any reason, or for no reason, including, but not limited to, under the following conditions: 4.1.1 Termination by the Company for Cause. The Company may terminate Executive’s employment under this Agreement for Cause (as defined below) by delivery of written notice to Executive. Any notice of termination given pursuant to this section shall effect termination as of the date of the notice, or as of such other date specified in the notice. 4.1.2 Termination by the Company without Cause. The Company may terminate Executive’s employment under this Agreement without Cause at any time and for any reason, or for no reason. Such termination shall be effective on the date Executive is so informed, or as otherwise specified by the Company. 4.2 Termination by Executive. Executive may terminate his employment with the Company at any time and for any reason, or for no reason, upon thirty (30) days written notice to the Company. 4.3 Termination for Death or Disability. Executive’s employment with the Company shall automatically terminate effective upon the date of Executive’s death or Disability (as defined in the Company’s 2017 Equity Incentive Plan, as amended from time to time (the “Plan”))). 4.4 Termination by Mutual Agreement of the Parties. Executive’s employment with the Company may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement. 4.5 Compensation upon Termination. 4.5.1 Death or Disability. If Executive’s employment is terminated by death or Disability, the Company shall pay to Executive, or to Executive’s heirs, Executive’s accrued and unpaid

4 Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings. The Company shall thereafter have no further obligations to Executive and/or Executive’s heirs under this Agreement, except as otherwise provided by law. 4.5.2 Termination for Cause. If the Company terminates Executive’s employment for Cause, then the Company shall pay Executive’s accrued and unpaid Base Salary and accrued and unused vacation benefits earned through the date of termination, at the rate in effect at the time of termination, less standard deductions and withholdings. The Company shall thereafter have no further obligations to Executive under this Agreement, except as otherwise provided by law. 4.5.3 Termination by Company without Cause or by Executive for Good Reason Not In Connection with a Change in Control. If the Company terminates Executive’s employment without Cause or if Executive resigns his employment for Good Reason (as defined below), in either case at any time other than upon the occurrence of, or within the 13 months immediately following, the effective date of a Change in Control, the Company shall pay Executive’s accrued and unpaid Base Salary and accrued and unused vacation benefits earned through the date of termination, at the rate in effect at the time of termination, less standard deductions and withholdings. In addition to the above, if Executive furnishes to the Company an executed waiver and release of claims in the form attached hereto as Exhibit A (or in such other form as may be specified by the Company) (the “Release”) within the time period specified therein, but in no event later than 45 days following Executive’s termination, and if Executive allows such Release to become effective in accordance with its terms, then (i) Executive shall be entitled to severance in the form of continuation of his Base Salary, at the Base Salary rate equal to the greater of the rate in effect at the time of termination or the rate immediately prior to the event giving rise to Good Reason (the “Severance Payments”), for a period of nine (9) months following the termination date (the “Severance Period”), and (ii) if Executive timely elects COBRA coverage, the Company will pay directly to the insurance provider the premium for COBRA continuation coverage for Executive and Executive’s family during the Severance Period or until he obtains new employment, whichever comes first (the “COBRA Coverage”); provided that, if the Company determines that it cannot provide the COBRA Coverage without potentially violating applicable law or incurring additional expense under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will provide Executive, in lieu thereof, taxable, continued installment payments equal to the COBRA premium, payable on the last day of a given month, for 9 months (measured from the termination date), which payments will be made regardless of whether Executive elects COBRA continuation coverage (the “COBRA Bonus”). Notwithstanding the foregoing, the number of months of COBRA Bonus to be paid, in any case, shall be reduced by the number of months of COBRA Coverage previously paid by the Company. The Severance Payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any Severance Payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date, provided, further, that if the 45 day period to execute the Release spans two calendar years, no Severance Payments will be made until the later calendar year. The Company shall thereafter have no further obligations to Executive under this Agreement, except as otherwise provided by law. 4.5.4 Termination by Company without Cause or by Executive for Good Reason In Connection with a Change in Control. If the Company terminates Executive’s employment without Cause or if Executive resigns his employment for Good Reason, in either case upon the occurrence of, or within the 13 months immediately following, the effective date of a Change in Control, the Company shall pay Executive’s accrued and unpaid Base Salary and accrued and unused vacation benefits earned through the date of termination, at the rate in effect at the time of termination, less standard deductions and withholdings. In addition, if Executive furnishes to the Company an executed Release within the time

5 period specified therein, but in no event later than 45 days following Executive’s termination, and if Executive allows such Release to become effective in accordance with its terms, then Executive shall be entitled to: (1) the Severance Payments and COBRA payments described in Section 4.5.3 above; provided, however, that the Severance Payments and COBRA payments shall be increased from 9 months to 12 months, (2) a lump-sum cash amount equal to the Bonus plus an amount equal to the product of (A) the Bonus, calculated based upon actual achievement of Performance Goals as determined by the Board, multiplied by (B) the quotient of (i) the number of days elapsed in such fiscal year through the effective date of Executive’s termination divided by (ii) 365, and (3) accelerated vesting of all of Executive’s unvested Company equity awards, such that Executive shall become vested in 100% of the shares subject to all such equity awards on the effective date of the Release; provided, however, that the vesting of any performance-based awards shall be as if all applicable performance criteria were achieved at target levels. The Company shall thereafter have no further obligations to Executive under this Agreement, except as otherwise provided by law. 4.6 Definitions. For purposes of this Agreement, the following terms shall have the following meanings: 4.6.1 “Cause” shall mean the occurrence of any one or more of the following: (i) Executive’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) Executive’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) Executive’s intentional, material violation of any contract or agreement between Executive and the Company or any statutory duty Executive owes to the Company; or (iv) Executive’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided Executive with written notice thereof and thirty (30) days to cure, or otherwise remedy to the extent possible under direct control of the Executive, the same. An occurrence of “Cause” as set forth in the preceding sentence shall be based upon a good faith determination by the Board. Executive’s Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Board in its sole and exclusive judgment and discretion. 4.6.2 “Change in Control” shall have the meaning set forth in the Plan. 4.6.3 “Good Reason” shall mean any of the following actions: (i) the assignment to Executive of any duties or responsibilities that results in a material diminution in Executive’s function as in effect immediately prior to the effective date of the Change in Control; provided, however, that it will be considered a material diminution in Executive’s function if, following a Change in Control, the Executive is not reporting directly to the Chief Executive Officer who is in turn reporting to the Company’s (or if applicable ultimate parent entity’s) corporate board of directors; (ii) a reduction by the Company in Executive’s annual Base Salary as in effect on the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in Executive’s annual Base Salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect Executive to a greater extent than other similarly situated employees; or (iii) a relocation of Executive’s primary business office to a location more than 50 miles from the location of Executive’s primary business office as of the effective date of the Change in Control, except for required travel by Executive on the Company’s business to an extent substantially consistent with Executive’s business travel obligations prior to the effective date of the Change in Control. For the purposes of application of this definition of Good Reason to Section 4.5.3, the words “as in effect immediately prior to the effective date of the Change in Control” shall be read to mean as of, or immediately prior to, the date of the event giving rise to Good Reason. In all events, in order for a termination for Good

6 Reason to occur, the Executive must provide the Company with written notice of the condition constituting Good Reason within 90 days of the initial occurrence of such condition, and allow the Company a 30-day cure period in which to cure such condition, and the Executive must resign employment within 10 days of the end of such 30-day cure period if the Company does not cure the condition in such cure period. For clarity, “corporate board of directors” as used in the definition of Good Reason means the Company’s (or if applicable ultimate parent entity’s) board of directors as such term is used in Section 141 of the Delaware General Corporation Law, or if the Company (or if applicable ultimate parent entity) is not a corporation organized under Delaware law, the most senior governing body of the Company (or if applicable ultimate parent entity) the majority of which is comprised of non-employee and independent members and has responsibility and authority for managing the business and affairs of the Company (or if applicable ultimate parent entity). 4.7 Survival of Certain Sections. Sections 3.4, 3.6 and 4 through 18 of this Agreement will survive the termination of this Agreement. 4.8 Parachute Payment. If any payment or benefit Executive would receive pursuant to this Agreement (“Payment”) would (i) constitute a “Parachute Payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting Parachute Payments is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata. In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount (as determined pursuant to clause (x) in the preceding paragraph) is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined in accordance with clause (y) in the preceding paragraph, Executive will have no obligation to return any portion of the Payment pursuant to the preceding sentence. Unless Executive and the Company agree on an alternative accounting or law firm, the accounting firm then engaged by the Company for general tax compliance purposes shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting, law or consulting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting, law or consulting firm required to be made hereunder. The Company shall use commercially reasonable efforts such that the accounting, law or consulting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and the Company within 15 calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

7 4.9 Application of Internal Revenue Code Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A. It is intended that each installment of the Severance Benefits payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service, or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement. Notwithstanding anything to the contrary set forth herein, Executive shall receive the Severance Benefits described above, if and only if Executive duly executes and returns to the Company within the applicable time period set forth therein, but in no event more than forty-five days following Separation From Service, the Release and permits the Release to become effective in accordance with its terms. Notwithstanding any other payment schedule set forth in this Agreement, none of the Severance Benefits will be paid or otherwise delivered prior to the effective date of the Release. Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Release, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the Severance Benefits being paid as originally scheduled. All amounts payable under the Agreement will be subject to standard payroll taxes and deductions. 5. CONFIDENTIAL AND PROPRIETARY INFORMATION. Executive has already executed, as a condition of Executive’s employment with the Company, the Company’s standard form of Proprietary Information and Inventions Agreement (the “PIIA”). The PIIA remains in full force and effect. 6. ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the

8 unique and personal nature of Executive’s duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. 7. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Company: 10770 Wateridge Circle, Suite 210 San Diego, CA 92121 Attention: Chief Executive Officer If to Executive: Eric Loumeau 15024 Huntington Gate Drive Poway, CA 92064 Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or three days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this Section. 8. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California without regard to its conflict of laws principles. 9. INTEGRATION. This Agreement, including Exhibit A and the PIIA, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of Executive’s employment and the termination of Executive’s employment, and supersedes any and all prior and/or contemporaneous oral and written employment agreements or arrangements between the Parties, including the Prior Agreement, which is hereby terminated. By signing below, Executive acknowledges that he has been paid all compensation and benefits owed to him by the Company and that the Company has fully performed all of its obligations under the Prior Agreement. 10. AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

9 11. WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach. 12. SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid or unenforceable term, or provision. 13. INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged to consult with, and has consulted with, Executive’s own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. 14. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive’s execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity. 15. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument. 16. ARBITRATION. To ensure the rapid and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to Executive’s employment, or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration pursuant to both the substantive and procedural provisions of the Federal Arbitration Act in San Diego, California conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successors, under the then current rules of JAMS for employment disputes; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Accordingly, Executive and the Company hereby waive any right to a jury trial. Both Executive and the Company shall be entitled to all rights and remedies that either Executive or the Company would

10 be entitled to pursue in a court of law. The Company shall pay any JAMS filing fee and shall pay the arbitrator’s fee. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by Court action instead of arbitration. 17. TRADE SECRETS OF OTHERS. It is the understanding of both the Company and Executive that Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including Executive’s former employers, nor shall the Company and/or its Affiliates seek to elicit from Executive any such information. Consistent with the foregoing, Executive shall not provide to the Company and/or its Affiliates, and the Company and/or its Affiliates shall not request, any documents or copies of documents containing such information. 18. ADVERTISING WAIVER. Executive agrees to permit the Company, and persons or other organizations authorized by the Company, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company, or the machinery and equipment used in the provision thereof, in which Executive’s name and/or pictures of Executive taken in the course of Executive’s provision of services to the Company appear. Executive hereby waives and releases any claim or right Executive may otherwise have arising out of such use, publication or distribution. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT] IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date below. ANAPTYSBIO, INC. By: /s/Daniel Faga Name: Dan Faga Title: Interim President & CEO Dated: 05/08/2023 Executive: /s/ Eric Loumeau ERIC LOUMEAU Dated: 05/08/2023

EXHIBIT A RELEASE AND WAIVER OF CLAIMS TO BE SIGNED ON OR FOLLOWING THE SEPARATION DATE ONLY In consideration of the payments and other benefits set forth in the Amended and Restated Employment Agreement effective May ___, 2023, to which this form is attached, I, Eric Loumeau, hereby furnish ANAPTYSBIO, INC. (the “Company”), with the following release and waiver (“Release and Waiver”). In exchange for the consideration provided to me by the Amended and Restated Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that I sign this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, misclassification, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to the charter or bylaws of the Company or under applicable law; (b) any rights or claims to unemployment compensation, funds accrued in my 401k account, or any vested equity incentives; (c) any rights that are not waivable as a matter of law; or (d) any claims arising from the breach of this Agreement. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims. I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that Section and any law of any jurisdiction, including New York, of similar effect with respect to any claims I may have against the Company. I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) if I am age 40 or older at the time of execution of this release, I have 21 days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); and (d) if I am age 40 or older at the time of execution of this release, I have seven days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver and this Release and Waiver shall not be effective until the seven day revocation period has expired without my having previously revoked this Release and Waiver. I agree not to disparage the Company and its officers, directors, employees, shareholders and/or agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations; provided that I may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement. This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Date: By: ERIC LOUMEAU